Exhibit 4.2

THIS WARRANT AND THE ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE 1933 ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE SHARES OF

ORDINARY SHARES

OF

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

_________________, 2020

W-__________-___

This is to Certify That, FOR VALUE RECEIVED, HSAC 2 HOLDINGS, LLC, or his, her or its assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from HEALTH SCIENCES ACQUISITIONS CORPORATION 2, Cayman Islands exempted company (the “Company”), 1,500,000 fully paid, validly issued and nonassessable ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”) at a price of $11.50 per share. The number of Ordinary Shares to be received upon the exercise of this Warrant and the price to be paid for each Ordinary Share may be adjusted from time to time as hereinafter set forth. The Ordinary Shares deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares,” and the exercise price for an Ordinary Share in effect at any time, as adjusted from time to time, is hereinafter sometimes referred to as the “Exercise Price.”

(a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time on the later of (i) 30 days after the consummation by the Company of its initial merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”) (as described more fully in the Registration Statement on Form S-1 (No. 333-239922) as filed with the Company or (ii) 12 months from the closing of the public offering of the Company’s Ordinary Shares, and terminating at 5:00 p.m., New York City time on five years from the consummation of the Business Combination (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days’ prior written notice of any such extension to registered holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

(1) This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto (the “Purchase Form”) duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such Purchase Form (which may take the form of a “cashless exercise” pursuant to Section (a)(2) if so indicated in the Purchase Form).

(2) The Holder shall pay the Exercise Price in immediately available funds; provided, however, that the Holder may, in the Holder’s sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y(A-B)/A

where

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value (as defined below) of one Ordinary Share on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise.”

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Fair Market Value” means, for any security as of any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed on a national securities exchange, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the trading market on which the Ordinary Shares are then listed as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b)  if the Ordinary Shares are quoted on the OTC Bulletin Board or the OTC Market, the average closing bid price on such market for the five most recently completed trading days, (c) if paragraphs (a) or (b) are not applicable, if an appraiser hired by the Company has provided a report on the fair market value of an Ordinary Share within the 12-month period preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” the fair market value of a share of Ordinary Shares as determined by such appraiser, or (d) if none of the foregoing is applicable, the price determined by the Board of Directors of the Company in good faith.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Purchase Form has been delivered to the Company (the “Exercise Date”) as provided in Section (a). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section (c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates. Notwithstanding the foregoing, if the Holder or any assignee does not enter into the Stockholders’ Agreement within three (3) business days of being requested to do so by the Company, then the exercise of this Warrant will be deemed to not have been effective and void ab initio and the Holder or any assignee shall return any securities received by them pursuant to Section (c) to the Company.

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(c) Delivery to Holder.

(1) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five (5) business days thereafter, the Company will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(A) a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

(B) in case such exercise is in part only, a new warrant or warrants of like tenor, exercisable for in the aggregate the number of Ordinary Shares equal (giving effect to any adjustment therein) to the number of Ordinary Shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise.

(2) To the extent permitted by law and except as provided in this Warrant, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(d) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of Ordinary Shares (as adjusted pursuant to the terms hereof) as shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Ordinary Shares may be listed.

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(e) FRACTIONAL SHARES. No fractional shares or scrips representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the fair market value of an Ordinary Share.

(f) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

(g) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(h) CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section (h).

(1) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Ordinary Shares or otherwise makes a distribution on any class of capital stock that is payable in Ordinary Shares, (ii) subdivides its outstanding Ordinary Shares into a larger number of shares, or (iii) combines its outstanding Ordinary Shares into a smaller number of shares, then, in each such case, the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number Ordinary Shares outstanding immediately before such event and the denominator of which shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section (h)(1) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section (h)(1) shall become effective immediately after the effective date of such subdivision or combination.

(2) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section (h)(1), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

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(3) Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Ordinary Shares is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or a third party that is conducting such an offer pursuant to an agreement or arrangement with the Company) is completed pursuant to which all or substantially all of the holders of Ordinary Shares Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reorganization or reclassification of Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Ordinary Shares covered by Section (h)(1) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or Person shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this Section (h)(3) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

(4) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section (h), the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(5) Notices To Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution of cash, securities or other property in respect of its Ordinary Shares or (ii) if the Company shall offer to the holders of Ordinary Shares for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, if the Company authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction (each as defined below) , or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, Fundamental Transaction, sales or issuances, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Ordinary Shares or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, lease, Fundamental Transaction, sales or issuances, dissolution, liquidation or winding up.

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(i) NOTICES. Any notice or request hereunder shall be in writing and may be given only by, and shall be deemed to have been received upon: (a) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one business day after deposit with such courier; or (c) facsimile or other electronic transmission upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient) of such facsimile or other electronic transmission. In the case of the Company, such notices and communications shall be addressed to Health Sciences Acquisitions Corporation 2, 40 10th Avenue, Floor 7, New York, NY 10014, Attn: Alice Lee, Secretary, unless the Company shall notify the Holder that notices and communications should be sent to a different address (or facsimile number or electronic mail address), in which case such notices and communications shall be sent to the address (or facsimile number or electronic mail address) specified by the Company. In the case of the Holder, such notices and communications shall be addressed to its address as set forth in the signature page hereto, unless the Holder shall notify the Company that notices and communications should be sent to a different address (or facsimile number or electronic mail address), in which case such notices and communications shall be sent to the address (or facsimile number or electronic mail address) specified by the Holder.

(j) NO NET-CASH SETTLEMENT. Except as otherwise provided herein, in no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities.

(k) MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, by the Company and the holder of this Warrant.

(l) CHARGES, TAXES AND EXPENSES. Issuance and delivery of a reasonable number of certificates representing Ordinary Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(m) SUCCESSORS AND ASSIGNS. This Warrant and the rights of the Holder hereunder may not be transferred and/or assigned by the Holder in any way whatsoever, and no transaction in respect thereof shall be made, either for consideration or for no consideration. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and the Company’s successors. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or the Company’s successors.

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(n) GOVERNING LAW.

THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS WARRANT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED HEREIN OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO THE TERMS HEREOF (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date of this Warrant.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:
Name:
Title:

Holder:

Accepted and Agreed:

HSAC 2 HOLDINGS, LLC

By: _________________________

Name:

Title:

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PURCHASE FORM

Dated ____________________

(1) The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing Ordinary Shares of Health Sciences Acquisitions Corporation 2 (or such number of Ordinary Shares or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2)	_______ (a) The undersigned hereby elects to make payment with the enclosed bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant, or

_______ (b) The undersigned hereby elects to make payment on a cashless basis.

(3) The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Ordinary Shares (net of any Ordinary shares used to exercise on a cashless basis	S.S. or IRS #

(4) If the Warrant was not exercised in full, please check the following: ___

The undersigned hereby irrevocably directs that any remaining portion of the warrant be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

____________________________
Signature of Holder

_____________________________
Print Name

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